                                                                  EXHIBIT 10.11





================================================================================





                                CREDIT AGREEMENT

                                    between


                  STC BROADCASTING OF VERMONT SUBSIDIARY, INC.
                                  as Borrower,

                                      and

                          HEARST-ARGYLE STATIONS, INC.
                                   as Lender




                           Dated as of April 24, 1998



================================================================================

                               TABLE OF CONTENTS

                                                                                                                     PAGE
SECTION 1.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
              1.1         Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
              1.2         Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 2.    CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
              2.1         Loans; Borrowing Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
              2.2         Disbursement of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
              2.3         Repayment of Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
              2.4         Payment of Interest; Default Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
              2.5         Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
              2.6         Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 3.    PAYMENTS; TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
              3.1         Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
              3.2         Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
              3.3         Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 4.    REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
              4.1         Organization and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
              4.2         Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
              4.3         No Conflicts or Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
              4.4         Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
              4.5         Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
              4.6         Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              4.7         No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              4.8         No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              4.9         Security Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              4.10        Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              4.11        Principal Office, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              4.12        ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              4.13        Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              4.14        Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              4.15        Purchase Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 5.    CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
              5.1         Conditions to Initial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
              5.2         Conditions to Additional Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 6.    AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              6.1         Financial Statements, Reports and Documents . . . . . . . . . . . . . . . . . . . . . . . .  13
              6.2         Payment of Taxes and Other Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              6.3         Maintenance of Existence and Rights; Conduct of Business  . . . . . . . . . . . . . . . . .  13
              6.4         Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              6.5         Other Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              6.6         Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              6.7         Books and Records; Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14







              6.8         Compliance with Law........................................................................  14
              6.9         Insurance..................................................................................  14
              6.10        Further.Assurances.........................................................................  15
              6.11        Lien on.Assets.............................................................................  15

SECTION 7.    NEGATIVE COVENANTS ....................................................................................  15
              7.1         Change in Nature of Business...............................................................  15
              7.2         Limitation on Indebtedness.................................................................  15
              7.3         Negative Pledge............................................................................  15
              7.4         No Restrictions............................................................................  15
              7.5         Limitation on Investments..................................................................  15
              7.6         Limitation on Dividends....................................................................  16
              7.7         Amendments; Material Agreements............................................................  16
              7.8         Affiliated Transactions....................................................................  16
              7.9         Issuance of Shares.........................................................................  16
              7.10        Name, Fiscal Year and Accounting Method....................................................  16
              7.11        Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets................  16
              7.12        Restricted Payments........................................................................  16
              7.13        Pension.Plans..............................................................................  16
              7.14        Location of Company........................................................................  16

SECTION 8.    EVENTS OF DEFAULT......................................................................................  16
              8.1         Events of Default..........................................................................  16
              8.2         Remedies...................................................................................  18
              8.3         Default Interest...........................................................................  18

SECTION 9.    MISCELLANEOUS. . . ....................................................................................  18
              9.1         Amendments.................................................................................  18
              9.2         Notices....................................................................................  18
              9.3         No Waiver; Cumulative Remedies.............................................................  20
              9.4         Survival of Representations and Warranties.................................................  20
              9.5         Payment of Lender's Expenses, Indemnity, etc...............................................  20
              9.6         Benefit of Agreement; Assignments and Participations.......................................  20
              9.7         Headings...................................................................................  21
              9.8         GOVERNING LAW..............................................................................  21
              9.9         Submission to Jurisdiction.................................................................  21
              9.10        WAIVER OF JURY TRIAL.......................................................................  21
              9.11        Confidentiality............................................................................  21
              9.12        FCC Compliance.............................................................................  22

EXHIBITS

A        -        Form of Note
B        -        Form of Pledge Agreement
C        -        Form of Guaranty


                 CREDIT AGREEMENT dated as of April 24, 1998 between STC BROADCASTING OF VERMONT SUBSIDIARY, INC., a corporation organized under the laws of Delaware (the "Borrower") and HEARST-ARGYLE STATIONS, INC., a corporation organized under the laws of Nevada (the "Lender").


                             W I T N E S S E T H :

                 WHEREAS, the Borrower has requested that the Lender commit to make one or more term loans to it in an aggregate principal amount as described herein; and

                 WHEREAS, the Lender is willing to provide such financial accommodations on, and subject to, the terms and conditions hereinafter set forth.

                 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 SECTION 1.         DEFINITIONS

                 1.1       Defined Terms 1.1   As used in this Agreement, the
following terms shall have the following meanings:

                 "Affiliate": shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise, provided that, in any event, any Person that owns directly or indirectly securities having more than 50% of the voting power for the election of directors (or Persons having similar management functions) of any other Person shall be deemed to control such other Person.

                 "Agreement": shall mean this Credit Agreement, as amended, supplemented or modified from time to time.

                 "Applicable Rate":  shall mean a rate per annum equal to 7.75%.

                 "Bankruptcy Code": shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

                 "Business Day": shall mean a day on which commercial banks are not authorized or required by law or executive order to close in New York, New York.

                 "Capitalized Lease": shall mean any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder is required to be classified and accounted for as a capital lease on the balance sheet of the lessee, in accordance with GAAP.

                 "Cash Equivalents": means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investor Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's corporation and at least P-1 from Moody's Investor Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; and (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above, entered into with any bank meeting the qualifications specified in clause (iv) above.

                 "Closing Date": shall mean the date on which each of the conditions set forth in subsection 5.1 hereof have been satisfied.

                 "Code": shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral": shall mean the shares of stock of the Borrower owned by the Guarantor in which the Lender has been granted a security interest pursuant to the Pledge Agreement.

                 "Credit Agreement": means the Credit Agreement, dated as of February 28, 1997, among STC Broadcasting, Inc., The Chase Manhattan Bank, as agent, NationsBank of Texas, N.A., as documentation agent, and any other financial institutions from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

                 "Default": shall mean any Event of Default or any event which with the giving of notice, the lapse of time, or both, would become an Event of Default.

                 "Dividends": shall mean, with respect to any Person, (i) cash distributions or any other distributions on, or in respect of, any class of equity interests or securities of such Person, except for distributions made solely in equity interests or securities of the same class of such Person, and
(ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of equity interests or securities of such Person.

                 "Event of Default": shall mean any of the events specified in subsection 8.1.

                 "Final Maturity Date":  shall mean the date which occurs two
(2) years after the date of the HAT Exchange Agreement.

                 "GAAP": shall mean United States generally accepted accounting principles.

                 "Governmental Authority": shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantee": shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Guarantor": shall mean STC Broadcasting of Vermont, Inc., a corporation organized under the laws of Delaware.

                 "Guaranty": shall mean, the guaranty, substantially in the form of Exhibit C hereto, executed by the Guarantor in favor of the Lender.

                 "HAT Acquisition": shall mean the acquisition by the Lender of (i) the STC Assets (as defined in the HAT Exchange Agreement) other than the STC Excluded Assets (as defined in the HAT Exchange Agreement) in exchange for the HAT Assets (as defined in the HAT Exchange Agreement) or (ii) the Cash Purchase Assets pursuant to Section 11.1.2 of the HAT Exchange Agreement, all as more particularly described in the HAT Exchange Agreement.

                 "HAT Exchange Agreement": shall mean the Asset Exchange Agreement, dated as of February 18, 1998 among Borrower, STC Broadcasting, Inc., STC Broadcasting of Vermont, Inc., STC License Company and Hearst-Argyle Stations, Inc. with respect to the HAT Acquisition.

                 "Indebtedness": shall mean as to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person under Capitalized Leases, (v) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all obligations of such Person under interest rate swaps, caps or collars or under any other financial hedging arrangement net of any amounts receivable by such Person under such arrangements and (viii) all Indebtedness of others Guaranteed by such Person.

                 "Indenture": means the Indenture, dated as of March 25, 1997, between STC

Broadcasting, Inc., as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                 "Investment": shall mean, when used with reference to any investment of any Person:

                 (a) any loan, advance or other extension of credit, including obligations represented by bonds, notes or other securities and any Guarantees, made by it to, or for the benefit of, any other Person; and

                 (b) any capital contribution by such Person to, or acquisition of stock or other securities or partnership or membership interests by such Person in, any other Person, or any other investment evidencing an ownership or other interest of such Person in any other Person.

                 "Lien": shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional or installment sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

                 "Loans":  shall mean the loans provided for in subsection 2.1.

                 "Material Adverse Effect": shall mean any (i) material adverse effect whatsoever upon the validity, performance or enforceability of this Agreement or any of the Related Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the ability of the Guarantor, the Borrower or any other Person to fulfill any of their respective obligations under this Agreement or any of the Related Documents or
(iii) material adverse effect on the business, assets or financial condition of the Guarantor or the Borrower, except for any such material adverse effect resulting from (a) general economic conditions applicable to the television broadcast industry, (b) general conditions in the markets in which the television broadcast stations of the Borrower operate, or (c) circumstances that are not likely to recur and either have been substantially remedied or can be substantially remedied without substantial cost or delay.

                 "Note":  shall have the meaning provided in subsection 2.6.

                 "Obligations": shall mean any and all of the debts, obligations and liabilities of the Borrower to the Lender provided for or arising under this Agreement or the Related Documents (including, without limitation, the obligation to repay the Loans and to pay interest thereon), whether now existing or hereafter arising, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

                 "Permitted Indebtedness": shall mean (i) Indebtedness hereunder and under the Related Documents, (ii) Indebtedness constituting current liabilities for taxes and assessments incurred in the ordinary course of business, provided such liabilities shall be paid and discharged as provided in subsection 6.2 hereof, (iii) amounts advanced by the Lender to the Borrower pursuant to Section 2.14 of the HAT Exchange Agreement and (iv) other Indebtedness in an aggregate principal amount not exceeding $50,000.

                 "Permitted Investments": shall mean investments in cash and Cash Equivalents.

                 "Permitted Liens": shall mean (i) all Liens constituting Permitted Encumbrances (as defined in the HAT Exchange Agreement), (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (iii) Liens such as for landlord's, materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Permitted Indebtedness whose payment is not overdue for a period in excess of 60 days or which are being contested in good faith and by appropriate proceedings as to which appropriate reserves in accordance with GAAP or surety, stay or appeal bonds have been provided, (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which appropriate reserves in accordance with GAAP have been provided, (v) Liens arising from good faith deposits in connection with leases or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds, and deposits to secure the payment of taxes, assessments, customs duties or other similar charges, (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, lawfully in effect from time to time, (vii) Liens imposed by operation of law with respect to any judgments or orders not constituting, or otherwise arising out of an Event of Default; (viii) attachment or judgment Liens not constituting, or otherwise arising out of an Event of Default; and (ix) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry.

                 "Person": shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Plan": shall mean any employee benefit plan which is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

                 "Pledge Agreement": shall mean the Pledge Agreement, substantially in the form of Exhibit B hereto, executed by the Guarantor in favor of the Lender.

                 "Purchase Agreements": shall mean (a) the STC Purchase Agreement and (b) the HAT Exchange Agreement.

                 "Related Documents": shall mean the Note, the Guaranty and the Pledge Agreement, together with any security agreement, pledge, collateral assignment and/or mortgage to be executed and delivered pursuant to Section
6.11 hereof and all instruments, documents, agreements and certificates to be executed and delivered in connection therewith.

                 "Subsidiary": shall mean as to any Person, a corporation or other business entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or business entity are at the time owned, directly or indirectly through one or more intermediaries, by such Person.

                 "STC Acquisition": shall mean the acquisition by the Borrower of the Assets (as defined in the STC Purchase Agreement) other than the Excluded Assets (as defined in the STC Purchase Agreement), all as more particularly described in the STC Purchase Agreement.

                 "STC Financing Consents": shall mean all amendments, consents or other waivers which may be required under the Credit Agreement or the Indenture.

                 "STC Purchase Agreement": shall mean the Asset Purchase Agreement, dated as of February 3, 1998, among Tuscaloosa Broadcasting, Inc., WPTZ Licensee, Inc., WNNE Licensee, Inc. and STC Broadcasting of Vermont, Inc. with respect to the STC Acquisition.

                 "Taxes":  shall have the meaning provided in subsection 3.3.

                 "WFFF Disposition": shall mean the transfer or other disposition of the assets and rights of Borrower relating to WFFF-TV to any entity ultimately controlled, directly or indirectly, by Robert N. Smith.

                 "WFFF-TV": shall mean television broadcast station WFFF-TV, Channel 44, Burlington, Vermont.


                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Related Documents or any certificate or other document made or delivered pursuant hereto.

                 (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                 (c) Defined terms in the Agreement shall include in the singular number the plural and in the plural number the singular.

                 (d) References in this Agreement to any other agreement, document or instrument shall, unless the context otherwise requires, include such other agreement, document or instrument as the same may be from time to time amended, modified or supplemented.

                 SECTION 2.         CREDIT FACILITY

                 2.1 Loans; Borrowing Procedures. On the terms and subject to the conditions of this Agreement, the Lender agrees to make Loans to the Borrower as follows:

                 (a) On the Closing Date, the Lender agrees to make a Loan to the Borrower in an amount equal to either: (i) if the Closing (as defined in the STC Purchase Agreement) occurs simultaneously with the Closing Date hereunder, the Purchase Price (as defined in the STC Purchase Agreement) payable by the Borrower to the Sellers (as defined in the STC Purchase Agreement) upon the occurrence of the Closing (as defined in the STC Purchase Agreement) or (ii) if the Non-License Transfer (as defined in the STC Purchase Agreement) occurs simultaneously with the Closing Date hereunder, the portion of the Purchase price payable by the Borrower to such Sellers upon the occurrence of the Non-License Transfer (as defined in the STC Purchase Agreement); provided that the amount of such Loan to be advanced under this subsection 2.1(a) shall not exceed $72,000,000;

                 (b) Provided the Non-License Transfer (as defined in the STC Purchase Agreement) occurs before the Closing (as defined in the STC Purchase Agreement), the Lender agrees to make an additional Loan to the Borrower on the date of the Closing (as defined in the STC Purchase Agreement), but in no event after the Final Maturity Date, in an amount equal to the unpaid portion of the Purchase Price (as defined in the STC Purchase Agreement) to be paid by the Borrower under the STC Purchase Agreement; provided that the amount of the additional Loan to be advanced by the Lender under this subsection 2.1(b) together with the amount of the initial Loan advanced pursuant to subsection 2.1(a) shall not exceed $72,000,000;

                 (c) Any request for an additional Loan pursuant to subsection 2.1(b) must be delivered in writing to the Lender by not later than 10:00 a.m., New York City time, two Business Days before the date on which such Loan is requested to be made and must specify (i) the amounts of the requested Loan, (ii) the date of borrowing (which must be a Business Day on or prior to the Final Maturity Date) and (iii) the account into which such Loan proceeds are to be disbursed, and certify to the Lender that all conditions to such Loan have been satisfied; and

                 (d) Amounts borrowed and prepaid or repaid under this Agreement may not be reborrowed.

                 2.2 Disbursement of Loans. Subject to the conditions of this Agreement, the Lender shall make Loans available to the Borrower by wire transferring the amount thereof to such account as the Borrower shall designate in writing to the Lender.

                 2.3 Repayment of Principal. Subject to the provisions of subsection 2.5 hereof, the Borrower agrees to repay to the Lender the entire outstanding principal amount of the Loans on the Final Maturity Date.

                 2.4 Payment of Interest; Default Interest. The Borrower agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from and including the Closing Date to but not including the date on which such Loans are paid in full at a rate per annum equal to the Applicable Rate. Interest shall be payable quarterly, in arrears, on the last Business Day of each March, June, September and December (with the first such payment hereunder being payable in June 1998) and on the Final Maturity Date. Notwithstanding the foregoing, if the Borrower shall fail to pay any installment of principal of or interest on any Loan when due, then the Borrower shall pay interest on the amount in default as provided in subsection 8.3.

                 2.5 Prepayments. (a) The Borrower may, at any time, prepay the then outstanding principal amount of the Loans, in whole or in part, without premium or penalty. The Borrower shall give the Lender not less than four Business Days' notice of its intent to prepay the Loans, which notice shall specify the date and amount of the prepayment. Any notice of prepayment given by the Borrower shall be irrevocable and obligate the Borrower to make the prepayment specified in such notice on the date specified therein. Any partial prepayment of the Loans pursuant to this subsection 2.5(a) shall be in an aggregate principal amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Any prepayment pursuant to this subsection 2.5(a) shall be accompanied by the payment of accrued and unpaid interest to the date of such prepayment on the principal amount prepaid.

                 (b) The Borrower shall prepay the entire outstanding principal balance of the Loans on the earlier to occur of (i) the date of the Closing (as defined in the HAT Exchange Agreement) or (ii) upon the consummation of the Lender's acquisition of the Cash Purchase Assets (as defined in the Hat Exchange Agreement) pursuant to Section 11.1.2 of the HAT Exchange Agreement. All prepayments made hereunder shall be accompanied by the payment of accrued and unpaid interest on the principal amount prepaid through the date of prepayment.

                 2.6 Note. The Loan made by the Lender shall be evidenced by a single promissory note of the Borrower, substantially in the form of Exhibit A (the "Note"), payable to the order of the Lender. The Lender will note on its internal records the date and amount of each Loan, the date and amount of each repayment of principal thereof and will, prior to any permitted transfer of the Note, endorse on the schedule (or continuation thereof) attached thereto the outstanding principal amount of the Loan evidenced thereby. Failure to so record any such information shall not alter the obligations of the Borrower under this Agreement or the Note.

                 SECTION 3.      PAYMENTS; TAXES

                 3.1 Computation of Interest. Interest on the Loan shall be calculated on the basis of a 365-day year and the actual number of days elapsed.

                 3.2 Payments. All payments (including prepayments) to be made by the Borrower on account of principal and interest shall be made without any set-off or counterclaim whatsoever and shall be made to the Lender, at such account of the Lender designated for such purpose, in United States Dollars and in immediately available funds not later than 12:00 noon, New York City time, on the date on which such payment shall become due. Any payment received after such time on any Business Day shall be deemed to have been received on the next Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                 3.3 Taxes. All payments made by the Borrower under this Agreement and the Related Documents shall be made free and clear of, and without reduction for or on account of, any current or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Lender.

                 SECTION 4.      REPRESENTATIONS AND WARRANTIES

                 In order to induce the Lender to enter into this Agreement and to make the Loan herein provided for, the Borrower hereby represents and warrants to the Lender that:

                 4.1 Organization and Good Standing. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified as a foreign entity and in good standing in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect, and has all requisite power and authority to own its properties and assets, to transact the business in which it is currently engaged, and to execute and deliver, and to perform its obligations under, this Agreement and the Related Documents to which it is a party. All of the issued and outstanding capital stock of the Borrower is owned beneficially and of record by the Guarantor. The Borrower has no Subsidiaries.

                 4.2 Authorization. The Borrower has taken all corporate action (including obtaining the consent and approval of the shareholder of the Borrower, if required) necessary to authorize the execution and delivery of this Agreement, the Related Documents to which it is a party and the Purchase Agreements and to perform the obligations contemplated hereby and thereby.

                 4.3 No Conflicts or Consents. Except with respect to the STC Financing Consents, which STC Financing Consents have been obtained and are in full force and effect, neither the execution and delivery of this Agreement, the Related Documents to which it is a party or the Purchase Agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of any constitution, law or regulation to which the Borrower is subject, or any judgment, license, order or permit applicable to the Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which it or its assets may be bound or subject, or violate any provision of its organizational documents or by-laws. No consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by the Borrower of this Agreement or any of the Related Documents to which it is a party or for the consummation of the transactions contemplated hereby or thereby, except with respect to the STC Financing Consents, which STC Financing Consents have been obtained and are in full force and effect.

                 4.4 Enforceable Obligations. This Agreement and the Related Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

                 4.5 Title to Assets. The Borrower has good title to all of its assets free and clear of all Liens and other encumbrances and adverse claims of any nature, except Permitted Liens. The Borrower has sufficient assets to operate its business as currently conducted.

                 4.6 Financial Condition. Except with respect to the organization and incorporation of the Borrower and the transactions contemplated under the Purchase Agreements, the Borrower has not created, incurred or assumed, directly or indirectly, any Indebtedness or engaged in any business activities of any type whatsoever or entered into any agreements or arrangements with any Person.

                 4.7 No Default. No Default has occurred and is continuing, nor will the execution, delivery and performance of this Agreement or any of the Related Documents cause a Default to occur.

                 4.8 No Litigation. There are no actions, suits or legal, equitable, arbitration, regulatory or administrative proceedings pending or, to the best of the Borrower's knowledge after due inquiry, threatened against the Borrower or any of its properties or assets, which if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                 4.9 Security Interests. The Pledge Agreement creates, as security for the Loans and the other obligations purported to be secured thereby, a valid and exclusive, perfected security interest in and Lien on all of the Collateral described in such agreements in favor of the Lender superior and prior to the rights of all third Persons, subject to no other Liens. The Guarantor has good and marketable title to all of its Collateral free and clear of all Liens (except as created pursuant to the Pledge Agreement). No filings or recordings are required in order to perfect the security interests created under the Pledge Agreement.

                 4.10 Taxes. All tax returns required to be filed by the Borrower in any jurisdiction have been filed or extensions obtained and all taxes as reflected in such returns, assessments, fees and other governmental charges upon the Borrower or upon any of their respective properties, income or franchises have been paid prior to the time that such taxes would give rise to a Lien thereon, other than a Permitted Lien under subsection 6.2 hereof. There is no proposed special tax assessment against the Borrower and, to the knowledge of the Borrower, there is no basis for any such assessment.

                 4.11 Principal Office, Etc. The principal office, chief executive office and principal place of business of (a) the Borrower, is located at c/o STC Broadcasting, Inc., 3839 Fourth Street North, Suite 420, St. Petersburg, Florida 33703, and (b) the Guarantor, is located at c/o STC Broadcasting, Inc., 3839 Fourth Street North, Suite 420, St. Petersburg, Florida 33703. The Borrower maintains its principal records and books at such address.

                 4.12      ERISA.  Except for the Plans
described in the HAT Exchange Agreement, or otherwise required to be provided or established by Borrower under the STC Purchase Agreement, the Borrower has not established and does not maintain or contribute to any Plan that is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

                 4.13 Compliance with Law. The Borrower is in compliance with all applicable provisions of all constitutions, laws, rules, regulations, orders, judgments, decrees, licenses and approvals of any Governmental Authority, the violation of which would have a Material Adverse Effect.

                 4.14 Insurance. The Borrower currently has and maintains insurance coverage of the types and in the amounts required under subsection 6.9.

                 4.15 Purchase Agreements. The Lender has received a complete and correct copy of the executed STC Purchase Agreement and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. The STC Purchase Agreement has been duly executed and delivered by the Guarantor and, to the best of Borrower's knowledge, is in full force and effect in accordance with the terms thereof. All of the Guarantor's rights under the STC Purchase Agreement have been assigned to the Borrower. The Borrower hereby acknowledges and agrees that the Lender may rely on the representations and warranties of the Borrower and the other parties thereto contained in the STC Purchase Agreement.

                 SECTION 5.      CONDITIONS PRECEDENT

                 5.1 Conditions to Initial Loan. The obligation of the Lender to make the initial Loan under Section 2.1(a) hereof is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

                 (a) This Agreement and Related Documents; HAT Exchange Agreement. The Lender shall have received a counterpart of this Agreement, each of the Related Documents and the HAT Exchange Agreement, duly executed by each of the parties thereto.

                 (b) STC Acquisition. The Lender shall have received copies, certified as true, correct and complete by the Secretary or an Assistant Secretary of the Borrower, of the executed STC Purchase Agreement and all other closing agreements and documents relating thereto or delivered in connection therewith, and, concurrently with or immediately prior to the funding of the initial Loan hereunder, all conditions set forth in the STC Purchase Agreement shall have been satisfied (without any amendment or waiver not expressly approved by the Lender in writing) and the Borrower shall have consummated the STC Acquisition or the Non-License Transfer (as defined in the STC Purchase Agreement).

                 (c) Legal Proceedings. No injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement or the Related Documents.

                 (d) Approvals. The STC Financing Consents necessary in connection with this Agreement and the Related Documents shall have been obtained and shall remain in effect. The Lender shall have received copies, certified as true, correct and complete by the Secretary or an Assistant Secretary of the Borrower of all such STC Financing Consents.

                 (e) Collateral. The Lender shall have received from the Guarantor all certificates or other instruments representing all Pledged Securities (as such term is defined in the Pledge Agreement), together with executed and undated stock powers or assignments in blank.

                 (f) Representations and Warranties. Each of the representations and warranties made by the Borrower and the Guarantor pursuant to this Agreement and the Related Documents, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished in connection with this Agreement and the Related Documents, shall be true and complete in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to a particular date, in which case such representations and warranties shall be true and complete as of such date.

                 (g) No Default. No Default shall have occurred and be continuing on such date or would occur as a result of the Loan.

                 (h) Corporate Proceedings. The Lender shall have received a copy of resolutions, in form and substance reasonably satisfactory to it, of the Board of Directors (or duly empowered committee thereof) of the Borrower and the Guarantor authorizing the execution and delivery of this Agreement and the Related Documents to which it is a party and the consummation of the transactions hereunder and thereunder certified by its Secretary or an Assistant Secretary, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                 (i) Good Standing Certificates. The Lender shall have received a certificate from the Secretary of State of the State of Delaware evidencing the good standing of each of the Borrower and the Guarantor.

                 (j) Corporate Documents. The Lender shall have received a copy of the charter and by-laws of each of the Borrower and the Guarantor, together, in each case, with all amendments thereto, certified to be true, correct and complete by the Secretary or an Assistant Secretary of the Borrower and the Guarantor, as the case may be.

                 (k) Incumbency Certificate. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of each of the Borrower and the Guarantor as to the incumbency and signature of their respective officers authorized to sign this Agreement and the Related Documents to which it is a party.

                 (l) Officer's Certificates. The Lender shall have received a certificate from an appropriate officer of each of the Borrower and the Guarantor certifying that (i) the representations and warranties contained in this Agreement and the Related Documents to which it is a party are accurate and complete in all material respects and (ii) no Default has occurred and is continuing or will occur as a result of the initial Loan.

                 (m) Insurance. The Lender shall have received evidence that the Borrower has in effect the insurance coverages required under subsection 6.9 hereof.

                 5.2 Conditions to Additional Loans. The obligation of the Lender to make an additional Loan under subsection 2.1(b) hereof is subject to the satisfaction, immediately prior to or concurrently with the making of such additional Loan, of the following conditions precedent:

                 (a) Representations and Warranties. Each of the representations and warranties made by the Borrower pursuant to this Agreement, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished in connection with this Agreement, shall be true and complete in all material respects on and as of the date of such additional Loan as if made on and as of such date, except to the extent such representations and warranties expressly relate to a particular date in which case such representations and warranties shall be true and correct as of such date.

                 (b) No Default. No Default shall have occurred and be continuing on such date or would occur as a result of such Loan.

                 (c) Notice of Borrowing. The Lender shall have received the notice required pursuant to subsection 2.1(c).

                 (d) Officer's Certificate. The Lender shall have received a certificate from an appropriate officer of the Borrower certifying that (i) the representations and warranties contained in Section 4 hereof are accurate and complete in all material respects and (ii) no Default has occurred and is continuing or will occur as a result of such additional Loan.

                 (e) Legal Proceedings. No injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement or the Related Documents.

                 (f) Supporting Documents. The Lender shall have received copies, certified as true, correct and complete by the Secretary or Assistant Secretary of the Borrower, of all closing agreements and documents relating to the Closing (as defined in the STC Purchase Agreement) in connection with the STC Acquisition and concurrently with or immediately prior to the funding of the additional Loan, all conditions to the Closing (as defined in the STC Purchase Agreement) shall have been satisfied (without any amendment or waiver not expressly approved by the Lender in writing) and the Borrower shall have consummated the Closing (as defined in the STC Purchase Agreement).

                 SECTION 6.      AFFIRMATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Note or the Loan remains outstanding and unpaid or any other amount is owing to the Lender, the Borrower shall and (except in the case of delivery of financial information, reports, notices and certificates) shall cause each of its Subsidiaries to:

                 6.1 Financial Statements, Reports and Documents. The Borrower shall deliver to the Lender the financial statements and other financial reporting materials required to be delivered pursuant to Section 6.2.9 of the HAT Exchange Agreement.

                 6.2 Payment of Taxes and Other Indebtedness. The Borrower shall pay and discharge: (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to them, (ii) all lawful claims upon it or its properties and assets (including claims for labor, materials and supplies) and (iii) all of its other Indebtedness in accordance with, and in the manner provided for under
Section 6.2 of the HAT Exchange Agreement.

                 6.3 Maintenance of Existence and Rights; Conduct of Business. The Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises in accordance with, and in the manner provided for under Section 6.2.1 of the HAT Exchange Agreement, and conduct its businesses in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority in accordance with and in the manner provided for under
Section 6.2.2 of the HAT Exchange Agreement.

                 6.4 Notice of Default. Promptly upon becoming aware of the existence of any condition or event which constitutes a Default, the Borrower shall furnish to the Lender written notice specifying the nature and period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto.

                 6.5 Other Notices. The Borrower shall promptly notify the Lender of (i) the occurrence of any event or existence of any condition which would have a Material Adverse Effect; and (ii) the commencement of, or any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting the Borrower or its assets or properties which could reasonably be expected to have a Material Adverse Effect. The Borrower will promptly deliver to Lender a copy of each notice or written communication received by the Borrower (a) from the Sellers (as defined in the STC Purchase Agreement) under or in connection with the STC Purchase Agreement or (b) from the Federal Communications Commission in connection with the Stations (as defined in the STC Purchase Agreement). Within thirty (30) days after the end of each fiscal quarter, and no later than the date of delivery of the information required to be delivered pursuant to subsection 6.1(d) hereof, the Borrower shall deliver to the Lender notice of (i) the cancellation or termination of, or any default under, any agreement, contract or other instrument to which it is a party or by which any of its properties are bound which could reasonably be expected to have a Material Adverse Effect, and (ii) any material adverse claim against or affecting the Borrower or any of its assets or properties.

                 6.6       Use of Proceeds.

The Borrower will use the proceeds of each Loan made by the Lender solely for the payment of the Purchase Price (as defined in the STC Purchase Agreement) in connection with the STC Acquisition.

                 6.7 Books and Records; Access. The Borrower shall give any representative of the Lender access during all business hours and upon reasonable prior notice, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Borrower relating to the affairs of the Borrower or its assets or properties in accordance with, and in the manner provided for under, Section 6.2.7 of the HAT Exchange Agreement. Lender agrees to take such steps as are reasonably practicable to minimize disruption of the Borrower's operations in connection with such examination. The Borrower shall maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

                 6.8 Compliance with Law. The Borrower shall comply with all applicable constitutions, laws, rules, regulations, judgments, orders, decisions, rulings and decrees of any Governmental Authority applicable to it or to any of its assets, properties, business operations or transactions in accordance with and in the manner provided for under, the HAT Exchange Agreement.

                 6.9 Insurance. The Borrower shall maintain workers' compensation insurance, liability insurance, casualty insurance and other insurance on its properties, assets and businesses, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are maintained by Borrower and in effect on the date of this Agreement; provided, that on the Closing Date, the Lender shall have received evidence that it has been named as a loss payee (as its interest may appear) on the property damage coverage maintained by the Borrower in respect of its assets and properties, and as an additional insured in respect of the liability coverage, maintained in respect of such assets and properties.

                 6.10 Further Assurances. The Borrower shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certificates and additional agreements, undertakings, conveyances, transfers, assignments or other assurances, and take any and all such other action, as the Lender may, from time to time, deem reasonably necessary or proper in connection with this Agreement or any of the Related Documents, or the obligations of the Borrower hereunder or thereunder.

                 6.11 Lien on Assets. Upon the written request of Lender at any time from and after the date which occurs one hundred twenty (120) days after the date of this Agreement, the Borrower will promptly, and in any event within thirty (30) days after the date of such written request, execute and deliver to Lender such security agreements, and take such further action necessary to grant in favor of Lender a first priority perfected security interest in and lien upon all of Borrower's assets, tangible and intangible, whether personal property or real property. Borrower agrees to take all action necessary or reasonably requested by Lender to perfect such liens and ensure that such liens have priority over all Liens other than Permitted Liens.

                 SECTION 7.      NEGATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Note or the Loan remains outstanding and unpaid or any other amount is owing to the Lender hereunder:

                 7.1       Change in Nature of Business.  The Borrower will not
(a) enter into any business other than the business of acquiring the Assets (as defined in the STC Purchase Agreement) pursuant to the STC Purchase Agreement and operating the same pursuant to the TBA Agreement (as defined in the STC Purchase Agreement) and the HAT Exchange Agreement or (b) become a party to any agreement without the prior written consent of the Lender other than the Purchase Agreements, this Agreement, the Related Documents to which it is a party, the Station Contracts (as defined in the HAT Exchange Agreement) and other agreements contemplated in or incidental to the performance of its obligations under, the Purchase Agreements, this Agreement and the Related Documents.

                 7.2 Limitation on Indebtedness. The Borrower shall not incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except Permitted Indebtedness.

                 7.3 Negative Pledge. The Borrower shall not create, incur or permit or suffer to exist any Lien upon any of its properties or assets, now owned or hereafter acquired, except for Permitted Liens.

                 7.4 No Restrictions. The Borrower shall not permit or suffer to exist any restrictions on the sale or transfer of any assets acquired with the proceeds of any Loan or pledged to the Lender in accordance with the terms of the Pledge Agreement, except as provided herein and in the Related Documents and restrictions imposed by applicable law.

                 7.5 Limitation on Investments. The Borrower shall not, without the prior written consent of the Lender, make any Investments, except Permitted Investments.

                 7.6 Limitation on Dividends. The Borrower shall not pay any Dividends, except for the distribution of any proceeds from the WFFF Disposition.

                 7.7 Amendments; Material Agreements. The Borrower shall not amend its organizational documents or by-laws. The Borrower shall not consent to or permit any alteration, amendment, modification, release, waiver or termination of any provision of any agreement or contract to which it is a party except in accordance with, and in the manner provided for under, the HAT Exchange Agreement.

                 7.8       Affiliated Transactions.

The Borrower shall not enter into any transaction or arrangement with an Affiliate except in accordance with, and in the manner provided for under,
Section 6.1.12 of the HAT Exchange Agreement and except with respect to the WFFF Disposition.

                 7.9 Issuance of Shares. The Borrower shall not issue, sell or otherwise dispose of capital stock or other securities, or rights, warrants or options to purchase or acquire any such stock or other securities.

                 7.10 Name, Fiscal Year and Accounting Method. The Borrower shall not change its name, fiscal year or method of accounting.

                 7.11 Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. The Borrower shall not dissolve or liquidate, or become a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its property, assets or business, except in accordance with, and in the manner provided for under, Section 6.1.1 or Section
6.12.4 of the HAT Exchange Agreement and except for the WFFF Disposition.

                 7.12 Restricted Payments. So long as the Obligations are outstanding, the Borrower shall not redeem, repurchase or otherwise acquire any capital stock issued by it or any other Person or prepay any Permitted Indebtedness or any other Indebtedness of the Borrower.

                 7.13 Pension Plans. Except with respect to the Plans described in the STC Exchange Agreement or otherwise required to be provided or established by Borrower under the STC Purchase Agreement, the Borrower will not establish or become party to any employee benefit plan of the type referred to in Section 4.12 hereof.

                 7.14 Location of Company. The Borrower will not maintain its principal place of business and chief executive office at any place other than the place specified in Section 4.11 hereof unless the Borrower shall have given the Lender not less than 10 days's prior written notice of such change of location.

                 SECTION 8.      EVENTS OF DEFAULT

                 8.1       Events of Default:

                 (a) The Borrower shall fail to pay (i) any installment of principal of or interest on the Loans when due in accordance with the terms hereof, or (ii) any other amount payable hereunder or under any Related Document when due in accordance with the terms hereof or thereof, and in the case of clause (ii) set forth above, such failure shall continue unremedied for a period of five days after the date when due; or

                 (b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower or the Guarantor in any Related Document to which it is a party, or in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Related Documents, shall prove to have been incorrect or incomplete in any material respect on or as of the date made or deemed made or shall be breached; or

                 (c) The Borrower shall default in the observance or performance of any covenant or agreement set forth herein or in any Related Document and such default shall continue for a period of 30 days after receipt of notice thereof from the Lender; or

                 (d) The Guarantor shall default in the observance or performance of any covenants or agreements contained in the Guaranty or the Pledge Agreement; or

                 (e) The Borrower or the Guarantor shall (i) default in any payment of principal of or premium or interest on any Indebtedness (other than Indebtedness owing under this Agreement or the Note) or (ii) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

                 (f) The Borrower or the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of such Person's assets,
(ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due, or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing; or

                 (g) An involuntary petition or complaint shall be filed against the Borrower or the Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets and such petition or complaint remains undismissed, undischarged or unbonded for a period of 60 days or more, or an order, order for relief, judgment or decree is entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing; or

                 (h) Any of the Related Documents or the Purchase Agreements shall cease for any reason to be in full force and effect in accordance with its terms or any Person obligated thereunder shall so assert in writing or the Pledge Agreement shall cease to be effective to grant the Liens purported to be granted thereby in accordance with its terms or such Liens shall cease to be enforceable or superior to and prior to the rights of any other Person; or

                 (i) The Guarantor shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrower; or

                 (j) Either Purchase Agreement shall terminate or cease for any reason to be in full force and effect either automatically or by any action of any party thereto; or

                 (k) The TBA Agreement (as defined in the STC Purchase Agreement) shall cease for any reason to be in full force and effect in accordance with its terms or any party thereto shall so assert in writing.

                 8.2 Remedies. If any Event of Default shall occur and be continuing, then, and in any such event, (a) if such event is an Event of Default specified in subsection 8.1(f) or (g), automatically the obligation of the Lender to make any further Loans hereunder shall terminate and the Loans (with accrued interest thereon) and all other Obligations shall immediately become due and payable, and (b) if such event is any other Event of Default, the Lender may, by notice of default to the Borrower, terminate its obligation to make any further Loans hereunder, whereupon such commitment of the Lender shall immediately terminate, and/or declare the Loans (with accrued interest thereon) and all other Obligations to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this subsection 8.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Upon the occurrence of an Event of Default and the acceleration of the Obligations, the Lender may enforce its rights hereunder, under the Related Documents and under any other instrument or agreement delivered in connection herewith and therewith and take any other action to which it is entitled hereunder or thereunder or by law, whether for the specific performance of any covenant or agreement set forth herein or therein or to enforce payment as provided herein, therein or by law.

                 8.3 Default Interest. Notwithstanding any other provision of this Agreement to the contrary, if the Borrower shall fail to pay any amount owing to the Lender under this Agreement when due (whether at stated due date, on acceleration or otherwise), then the Borrower will pay interest to the Lender, payable on demand, on the amount in default from the date such payment became due until payment in full at a rate per annum equal to the rate of interest payable on the Loans immediately prior to the date of such default plus 3% per annum.

                 SECTION 9.      MISCELLANEOUS

                 9.1 Amendments. This Agreement may be amended, or any provision waived, only by an instrument in writing executed by each of the Borrower and the Lender. Any waiver given shall be effective only in the specific instance and for the specific purpose for which it is given.

                 9.2 Notices. Except as expressly otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made when delivered by hand, or one Business Day after being sent by overnight mail, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when acknowledged as received (if received during normal business hours on a Business Day, otherwise on the next succeeding Business Day or, in the case of telex notice, when sent, answerback received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

         The Lender:         Hearst-Argyle Stations, Inc.
                             c/o Hearst-Argyle Television, Inc.
                             959 Eighth Avenue
                             New York, NY  10019
                             Attn:  Dean H. Blythe
                             Tel.:  (212) 649-2307
                             Fax:   (212) 489-2314


                             with a copy of each such notice to:

                             Rogers & Wells LLP
                             200 Park Avenue
                             New York, New York  10166
                             Attn:  Steven A. Hobbs
                             Tel.:  (212) 878-8005
                             Fax:   (212) 878-8375

         The Borrower:       STC Broadcasting of Vermont Subsidiary, Inc.
                             c/o STC Broadcasting, Inc.
                             3839 Fourth Street North
                             Suite 420
                             St. Petersburg, Florida  33703
                             Attn:  David Fitz
                             Tel.:  (813) 821-7346
                             Fax:   (813) 821-8092

                             with a copy of each such notice to:

                             (i) Hogan & Hartson LLP
                             555 Thirteenth Street, N.W.
                             Washington, D.C.  20004
                             Attn:  William S. Reyner, Jr.
                             Tel.:  (202) 637-6510
                             Fax:   (202) 637-5910

                           (ii) Hicks, Muse, Tate & Furst Incorporated
                           200 Crescent Court
                           Suite 1600
                           Dallas, TX  75201
                           Attn:  Lawrence D. Stuart, Jr.
                           Tel.:   (214) 740-7365
                           Fax:    (214) 740-7355

provided that any notice, request or demand to or upon the Lender shall not be effective until actually received. Any notice, request or demand received on a day which is not a Business Day shall be deemed to have been received on the next following Business Day.

                 9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any Related Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the Related Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.

                 9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Related Documents.

                 9.5 Payment of Lender's Expenses, Indemnity, etc. The Borrower shall:

                 (a) pay all costs and expenses of the Lender in connection with any enforcement of, this Agreement and the Related Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for the Lender); and

                 (b) indemnify the Lender, its officers, directors, employees, representatives and agents and any persons or entities owned or controlled by, owning or controlling, or under common control or Affiliated with Lender (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) the occurrence of an Event of Default hereunder and (ii) the exercise by the Lender of its rights and remedies (including, without limitation, foreclosure) under this Agreement or any Related Document (but excluding, as to any indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred by reason of the gross negligence or willful misconduct of such Indemnitee). The Borrower's obligations under this subsection 9.5 shall survive the termination of this Agreement and the payment of the Obligations.

                 9.6       Benefit of Agreement; Assignments and Participations.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future permitted holders of the Note and their respective permitted successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

                 (b) The Lender may not assign, or enter into any participations, in respect of, all or any part of the Loan without the prior written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed). The Lender may assign all or any part of the Loan without the Borrower's consent (i) at any time to one or more Affiliates of the Lender or (ii) from and after the occurrence and during the continuance of an Event of Default, to one or more affiliated or unaffiliated parties; and provided further that no such participation shall affect the rights and duties of the Lender vis-a-vis the Borrower. The Borrower shall not be obligated to furnish any information to any such participant, purchaser or assignee, but the Lender may provide any such Person with any information furnished by the Borrower to the Lender in compliance with subsection 9.11.

                 9.7 Headings. The Section and subsection headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof.

                 9.8 GOVERNING LAW. THIS AGREEMENT AND THE RELATED DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE RELATED DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 9.9 Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any Related Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that if any process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address set forth in or designated pursuant to subsection 9.2, such service to become effective 10 days after such mailing; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                 9.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                 9.11 Confidentiality. The Lender agrees to hold any non-public information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure to (i) employees, directors, agents, legal counsel, accountants, and other professional advisors who are advised of the confidential nature of such information, on a need-to-know basis,
(ii) as required by law or legal process or in connection with any legal proceeding, and (iii) permitted assignees, purchasers or participants in connection with a disposition or proposed disposition of the Lender's interests hereunder or under the Related Documents, upon execution by such institution of an agreement to keep such information confidential to the extent described in this subsection 9.11. Notwithstanding (ii) and (iii) above, in the event that the Lender is requested pursuant to, or required by, applicable law, regulation, legal process, or regulatory authority to disclose any such information, the Lender will provide the Borrower with prompt notice of such request or requirement in order to enable the Borrower to seek an appropriate protective order or other remedy, or to consult with the Lender with respect to the Borrower's taking steps to resist or narrow the scope of such request or legal process. If, in such event, the Borrower has not provided the Lender with a protective order or other remedy in sufficient time, with the Lender acting in good faith and otherwise in its sole discretion, for the Lender to avoid unlawful nondisclosure of such information, the Lender may disclose such information pursuant to such law, regulation, or in such legal process, or to such regulatory authority, as the case may be, without any recourse or remedy against the Lender by the Borrower or any Affiliate of the Borrower, which the Borrower hereby expressly waives.

                 9.12 FCC Compliance. Notwithstanding anything to the contrary contained herein or in any other agreement, instrument or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any license, permit or authorization issued by the Federal Communications Commission (the "FCC") or a change of control over any such license, permit or authorization requiring the prior approval of the FCC without first obtaining such prior approval of the FCC.



                        [signatures begin on next page]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        STC BROADCASTING OF VERMONT SUBSIDIARY,
                                          INC.



                                        By: /s/ David A. Fitz
                                           --------------------------------
                                        Name:   David A. Fitz
                                        Title:  Chief Financial Officer


                                        HEARST-ARGYLE STATIONS, INC.


                                        By: /s/ Dean H. Blythe
                                           --------------------------------
                                        Name:   Dean H. Blythe
                                        Title:  Sr. Vice President Corporate
                                                Development, Secretary and
                                                General Counsel

                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT


                                   TERM NOTE



$72,000,000                                                  New York, New York
                                                             ____________, 1998


         FOR VALUE RECEIVED, STC BROADCASTING OF VERMONT SUBSIDIARY, INC. ("Borrower") promises to pay to the order of HEARST-ARGYLE STATIONS, INC. (the "Lender") at its office, located at _________________________________________, in lawful money of the United States of America and in immediately available funds, the principal amount of SEVENTY-TWO MILLION DOLLARS ($72,000,000), or, if less, the principal amount of the Loans made by the Lender pursuant to subsection 2.1 of the Credit Agreement referred to below. The principal amount of this Note shall be paid in the amounts and on the dates specified in subsection 2.3 of the Credit Agreement.

         Borrower further agrees to pay interest in like money at the office of the Lender specified above on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.4 of the Credit Agreement.

         The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Loan and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of Borrower in respect of the Loans.

         This Note (i) is the Note referred to in the Credit Agreement dated as of ______________, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between Borrower and the Lender, (ii) is subject to the provisions of the Credit Agreement (including the limitations on transfers and assignments set forth in Section 9.6 thereof) and (iii) is subject to prepayment as provided in the Credit Agreement. This Note is secured as provided in the Credit Agreement and the Related Documents.

         Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                        STC BROADCASTING OF VERMONT
                                        SUBSIDIARY, INC.


                                        By:_______________________________
                                           Name:
                                           Title:

                             SCHEDULE TO TERM NOTE




              Amount of               Amount of                                Notation
Date            Loan               Principal Repaid        Unpaid Balance       Made By
----          --------             ----------------        --------------      ---------











                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT

                                PLEDGE AGREEMENT


              This Pledge Agreement (the "Pledge Agreement") is made and entered into as of ____________, 1998 by and between STC Broadcasting of Vermont, Inc., a Delaware corporation (the "Pledgor") and HEARST-ARGYLE STATIONS, INC. (the "Lender").

                                    RECITALS

              WHEREAS, the Pledgor is the owner of [________] shares of common stock (the "Shares") of STC BROADCASTING OF VERMONT SUBSIDIARY, INC. (the "Borrower"), constituting 100% of the issued and outstanding shares of common stock of the Borrower; and

              WHEREAS, the Borrower and the Lender have entered into a Credit Agreement dated as of the date hereof (as amended, modified and supplemented from time to time, the "Credit Agreement") pursuant to which the Lender has agreed to make Loans to the Borrower; and

              WHEREAS, in order to secure the Obligations of the Borrower under the Credit Agreement and the Note and the obligations of the Pledgor under the Guaranty and this Pledge Agreement, the Lender has required the Pledgor to pledge, and the Pledgor has agreed to pledge to the Lender, the Shares together with the other items of Collateral set forth herein;

              NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

              SECTION 1. Definitions. Except as otherwise defined herein, all capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Credit Agreement.

              SECTION 2. Creation of Security Interest. The Pledgor hereby pledges, grants and assigns to the Lender an exclusive and continuing security interest in and lien on all of its right, title and interest in, to and under the following (hereinafter, the "Collateral") as security for the payment and performance in full of the Obligations of the Borrower under the Credit Agreement and the Note and the obligations of the Pledgor hereunder and under the Guaranty:

              (a) The Shares, together with the certificates representing such Shares and all rights and privileges of the Pledgor with respect to the Shares, all income and profits thereof and all property received in addition thereto, in respect thereof or in exchange or in substitution therefor;

              (b)   Any and all proceeds of any of the foregoing.

The Shares and all other shares or other ownership interests constituting a part of the "Collateral" described in clauses (a) and (b) above are hereinafter collectively referred to as the "Pledged Securities".

              SECTION 3. Delivery of Certificates. Simultaneously with the execution and delivery hereof, the Pledgor is delivering to the Lender all instruments and certificates representing the Pledged Securities, together with appropriate undated instruments of transfer or assignment duly executed in blank. In addition, the Pledgor shall promptly deliver to the Lender, or cause the issuer of the Pledged Securities to deliver directly to the Lender, all certificates, instruments or other property, including any cash dividends or distributions representing or constituting any Collateral received or receivable by the Pledgor after the date of this Pledge Agreement, other than distributions permitted by Section 7.6 of the Credit Agreement. Any certificates or other instruments so delivered shall be duly endorsed and subscribed by the Pledgor or accompanied by appropriate instruments of transfer or assignment duly executed in blank by the Pledgor. Any such certificates, instruments or other property representing or constituting any Collateral received by the Pledgor after the date of this Pledge Agreement shall be held by the Pledgor in trust for the Lender and shall forthwith be delivered by the Pledgor to the Lender as aforesaid. If at any time the Lender notifies the Pledgor that additional endorsements or other instruments of transfer or assignment with respect to any of the Collateral held by the Lender are required, the Pledgor shall promptly execute the same in blank and deliver such endorsements or other instruments of transfer or assignment as the Lender may request.

              SECTION 4. Dividends and Distributions. The Pledgor shall deliver to the Lender, as Collateral, any and all additional shares of stock or any other property of any kind received, receivable, distributed or distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of cash, stock dividends or distributions, warrants, subscription rights, liquidation (in whole or in part), conversion, prepayment or redemption (in whole or in part) or otherwise.

              SECTION 5. Power of Attorney. The Pledgor hereby constitutes and irrevocably appoints the Lender, with full power of substitution and revocation by the Lender, as the Pledgor's true and lawful attorney-in-fact, for the purpose from time to time upon the occurrence and during the continuance of an Event of Default of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument that the Lender deems necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to affix to certificates and documents representing any Collateral the endorsements or other instruments of transfer or assignment delivered with respect thereto and to transfer or cause the transfer of the Collateral, or any part thereof, on the books of the Borrower. The power of attorney granted pursuant to this Pledge Agreement and all authority hereby conferred are granted and conferred solely to protect the Lender's interest in the Collateral and shall not impose any duty upon the Lender to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest.

              SECTION 6. Representations of Pledgor. The Pledgor represents and warrants to the Lender that:

              (a) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person is required (i) for the execution, delivery and performance of this Pledge Agreement by the Pledgor, (ii) for the pledge by the Pledgor of the Collateral to the Lender pursuant to this Pledge Agreement, or (iii) subject to Section 17 hereof, for the exercise by the Lender of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement, except as may be required under federal or state securities laws in connection with any sale of the

       Collateral;

              (b) The Pledgor is the sole legal and beneficial owner of, and has valid and transferrable title to, the Collateral, free and clear of all Liens, other than the Lien in favor of the Lender created by this Pledge Agreement;

              (c) There are no outstanding options, warrants or other agreements with respect to the Collateral;

              (d) The Shares represent 100% of the issued and outstanding capital stock of the Borrower;

              (e) The Pledged Securities have been duly authorized and validly issued, are fully paid and non- assessable, and, subject to
       Section 17 hereof, are not subject to any charter, bylaw, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control; and

              (f) All actions (including, without limitation, delivery to the Lender of all certificates representing the Pledged Securities together with undated stock powers or other instruments of assignment duly executed in blank, registration of the Lien created hereby on the Collateral on the books and records of the issuer of any Pledged Securities and, if required, the filing of UCC-1 financing statements in all appropriate jurisdictions) required to create and perfect the Lien of the Lender in the Collateral have been taken and the Lien on the Collateral in favor of the Lender is superior in right to any rights or claims of any other Person.

              SECTION 7. Obligations of Pledgor. The Pledgor further covenants to the Lender that:

              (a) The Pledgor will not sell, transfer or convey any interest in, or suffer or permit any Lien to exist on or with respect to, any of the Collateral except the Lien created under this Pledge Agreement;

              (b) The Pledgor will, at its own expense, at any time and from time to time at the request of the Lender, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably requested by the Lender to further preserve, establish, perfect or enforce the Lender's rights, interests and remedies created by, provided in or emanating from this Pledge Agreement;

              (c) The Pledgor will defend the Lender's right, title and interest in, to and under the Collateral against the claims and demands of all Persons whomsoever (other than Persons claiming by or through the Lender);

              (d) The Pledgor hereby authorizes the Lender to file one or more financing or continuation statements and amendments thereto relating to all or any part of the Collateral without the Pledgor's signature. A photocopy or other reproduction of this Pledge Agreement shall be sufficient as a financing statement;

              (e) The Pledgor will not permit the Borrower to issue any additional securities or capital stock; and

              (f) The Pledgor will cause the Borrower to execute and deliver to the Lender on the date hereof a letter substantially in the form of Exhibit A hereto.

              SECTION 8. Rights of Pledgor. So long as no Event of Default has occurred and is continuing, the Pledgor shall be entitled to vote or consent with respect to the Collateral in any manner not inconsistent with this Pledge Agreement, the Credit Agreement or any other Related Document.
Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the exclusive right to vote the Pledged Securities. The Pledgor hereby grants to the Lender an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of and during the continuance of an Event of Default, and upon the request of the Lender, the Pledgor agrees to deliver to the Lender such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral as the Lender may request.

              SECTION 9.          Rights of the Lender.

              (a) If the Pledgor fails to perform any agreement contained herein, the Lender may (but shall not be obligated or required to) perform, or cause the performance, of such agreement.

              (b) At any time upon and during the continuance of an Event of Default, the Lender may (but shall not be obligated or required to):

                    (i) Subject to Section 17 hereof, cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner;

                    (ii) Ask for, demand, collect, sue for, recover, compromise, receive and give acquittances and receipts for monies due or to become due under or in respect of any of the Collateral and hold the same as part of the Collateral, or apply the same to any of the Obligations in such manner as the Lender may direct in its sole discretion;

                    (iii) Receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (ii) above (including, without limitation, all instruments representing dividends, interest payments or other distributions in respect of the Collateral or any part thereof and give full discharge for the same);

                    (iv) Subject to Section 17 hereof, file any claims or take any actions or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the rights of the Lender with respect to any of the Collateral;

                    (v) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of such Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof; and

                    (vi) Discharge any taxes levied on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Lender (including reasonable attorneys' fees and disbursements) actually in connection therewith, shall, at the Lender's option, be reimbursed by the Pledgor on demand.

              SECTION 10. Release of Collateral. In the event that the entire outstanding principal sum of and accrued interest on the Loans is paid in full and all other non-contingent Obligations are paid and performed in full, the Lender shall deliver the Collateral to the Pledgor, thereby releasing the security interest granted hereunder and this Pledge Agreement shall terminate.

              SECTION 11. Event of Default; Remedies. Upon and during the continuance of an Event of Default:

              (a) The Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction. In addition, the Lender shall have the right, without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at such prices and on such terms and restrictions (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Lender may deem appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. If any notification to the Pledgor of the intended disposition of the Collateral is required by law, such notification shall be deemed reasonable and properly given if hand delivered or made by telecopy at least ten Business Days' prior to such disposition to the address of the Pledgor indicated below.

              (b) All of the Lender's rights and remedies under this Pledge Agreement and under applicable law, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Lender may deem expedient.

              (c) Upon any sale or other disposition, the Lender shall have the right to deliver, endorse, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition, including the Lender, shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption. The Pledgor specifically waives all rights of stay or appraisal which the Pledgor had or may have under any rule of law or statute now existing or hereafter adopted.

              (d) The Lender undertakes to use commercially reasonable efforts to cause a sale of the Collateral; provided, that the Lender shall not be obligated to make any sale or other disposition unless the terms thereof shall be satisfactory to it. The Pledgor acknowledges and agrees that the

       Lender shall have no liabilities for any delay experienced in its efforts to effect such a sale or the ultimate terms of any such sale. The Lender may, without notice or publication, adjourn any private or public sale, and, upon ten Business Days' prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall incur no liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

              SECTION 12. Disposition of Proceeds. The proceeds of any sale or disposition of all or any part of the Collateral shall be applied (after payment of any amounts payable to the Lender pursuant to Section 14 hereof) by the Lender to the payment of the Obligations in such order as the Lender may elect. Any surplus thereafter remaining shall be paid to the Pledgor, subject to the rights of any holder of a Lien on the Collateral of which the Lender has actual notice. If the proceeds from the sale of the Collateral are insufficient to satisfy the Obligations, the Pledgor shall remain liable for any deficiency.

              SECTION 13. Termination. This Pledge Agreement shall: (a) create a continuing security interest in the Collateral; (b) remain in full force and effect for so long as any Obligations under any of the Related Documents are outstanding; (c) be binding upon the Pledgor and its permitted successors and assigns; and (d) inure to the benefit of the Lender and its successors, transferees and assigns. Without limiting the foregoing, the Lender may assign or otherwise transfer the Loan, or any portion thereof, held by it to any other Person in accordance with the terms of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise. The Pledgor may not assign its rights or obligations under this Pledge Agreement without the prior written consent of the Lender.

              SECTION 14. Expenses of the Lender. All expenses (including, without limitation, reasonable attorneys' fees and disbursements) actually incurred by the Lender in connection with the failure by the Pledgor to perform or observe any provision of this Pledge Agreement, the exercise or enforcement of any rights of the Lender under this Pledge Agreement and the custody or preservation of any of the Collateral and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by the Lender hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, shall be deemed an Obligation secured by the Collateral and the Lender may apply the Collateral to payment of or reimbursement of itself for such liability.

              SECTION 15. Lender's Duty. Except as otherwise expressly set forth in Section 11(d) hereof, the Lender shall not be required to take any action hereunder in respect of an Event of Default. The Lender shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Lender's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of any certificate or instrument evidencing any part of the Collateral which is in the physical possession of the Lender. The Lender shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any prior parties but may do so at its option, and all expenses incurred in connection therewith shall be for the account of the Pledgor, and shall be added to the Obligations secured hereby.

              SECTION 16.   General Provisions.

              (a) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof.

              (b) This Pledge Agreement is a Related Document to which reference is made in, and which is executed pursuant to, the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

              (c) No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom nor release of all or any part of the Collateral shall in any event be effective unless the same shall be in writing, signed by the Lender. Any such waiver or consent or release shall be effective only in the specific instance and for the specific purpose for which it is given.

              (d) Except as expressly otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and shall be delivered and deemed effective in the manner set forth in the Credit Agreement, except that the address for all notices to Pledgor shall be the address set forth below the signature of the Pledgor.

              (e) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE LENDER AND THE PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT.

              (f) The Pledgor hereby consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York with respect to any suit, claim, action or proceeding arising out of or related to this Pledge Agreement or the transactions contemplated hereby and hereby waives any objection which it may have now or hereafter to the venue of any suit, claim, action or proceeding arising out of or related to this Pledge Agreement or the transactions contemplated hereby and brought in the courts specified above and also hereby waives any claim that any such suit, claim, action or proceeding has been brought in an inconvenient forum. The Pledgor agrees that service of process or other legal summons for purposes of any action or proceeding under this Pledge Agreement or the other Related Documents may be served on Pledgor by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address set forth in or designated pursuant to Section 16(d), such service to become effective 10 days after such mailing and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

              (g) If any provision of this Pledge Agreement is determined by a court of competent jurisdiction to be unenforceable, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by the law while most nearly preserving its original intent. The invalidity of any part of this Pledge Agreement shall not render invalid the remainder of the Pledge Agreement.

              (h) This Pledge Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

              (i) The section headings in this Pledge Agreement are for convenience of reference only and shall not affect the interpretation hereof.

       SECTION 17.  FCC Compliance.

              (a) Notwithstanding anything to the contrary contained herein or in any other agreement, instrument, or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any Station License (as defined in the HAT Exchange Agreement), permit or authorization, or a change of control over such Station License, permit or authorization requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. In addition, the parties acknowledge that the voting rights of the Pledged Securities shall remain with the Pledgor even upon the occurrence and during the continuance of an Event of Default until the FCC shall have given its prior consent to the exercise of stockholder rights by a purchaser at a public or private sale of such Pledged Securities or the exercise of such rights by the Lender or by a receiver, trustee, conservator or other agent duly appointed pursuant to applicable law.

              (b) If an Event of Default shall have occurred, Pledgor shall take any action which the Lender may request in the exercise of its rights and remedies under this Pledge Agreement in order to transfer or assign the Collateral to the Lender or to such one or more third parties as the Lender may designate, or to a combination of the foregoing. To enforce the provisions of this Section 17, the Lender is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to this Pledge Agreement for the purpose of seeking a bona fide purchaser to whom control ultimately will be transferred. Pledgor agrees to cooperate with any such purchaser and with the Lender in the preparation, execution and filing of any forms and providing any information that may be necessary or helpful in obtaining the FCC's consent to the assignment to such purchase of the Collateral. Pledgor hereby agrees to consent to any such voluntary or involuntary transfer after and during the continuation of an Event of Default and, without limiting any rights of the Lender under this Pledge Agreement, to authorize the Lender to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consents required by Governmental Authorities, in order to effectuate the transactions contemplated by this Section 17. Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Lender under this Pledge Agreement. Pledgor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

              (c) In connection with this Section 17, the Lender shall be entitled to rely in good faith upon an opinion of outside FCC counsel of the Lender's choice with respect to any such assignment or transfer, whether or not the advice rendered is ultimately determined to have been accurate.





                        [signatures begin on next page]

       IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        STC BROADCASTING OF VERMONT, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Address:  c/o STC Broadcasting,Inc.
                                                  3839 Fourth Street North
                                                  Suite 420
                                                  St. Petersburg, Florida  33703
                                                  Attn:  David Fitz
                                                  Tel.: (813) 821-7346
                                                  Fax:  (813) 821-8092

                                        with a copy to:

                                        Hogan & Hartson LLP
                                        555 Thirteenth Street, N.W.
                                        Washington, D.C.  20004
                                        Attn:  William S. Reyner, Jr.
                                        Tel.:  (202) 637-6510
                                        Fax:   (202) 637-5910

                                        Hicks, Muse, Tate & Furst Incorporated
                                        200 Crescent Court
                                        Suite 1600
                                        Dallas, TX  75201
                                        Attn:  Lawrence D. Stuart, Jr.
                                        Tel.:  (214) 740-7365
                                        Fax:   (214) 740-7355


                                        HEARST-ARGYLE STATIONS, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

       The undersigned, as issuer of the Shares, hereby acknowledges the grant of the security interest set forth herein and consents to the rights and remedies of the Lender provided herein in respect of the Pledged Securities.


                                        STC BROADCASTING OF VERMONT SUBSIDIARY,
                                           INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                                                   EXHIBIT A TO PLEDGE AGREEMENT



                  STC BROADCASTING OF VERMONT SUBSIDIARY, INC.





                                                            ____________, 1998


Hearst-Argyle Stations, Inc.
c/o Hearst-Argyle Television, Inc.
959 Eighth Avenue
New York, NY  10019

Gentlemen:

                 Reference is made to the Pledge Agreement dated as of the date hereof (the "Pledge Agreement") between STC Broadcasting of Vermont, Inc., as pledgor (the "Pledgor"), and you, as lender. Capitalized terms used but not defined herein have the respective meanings provided in the Pledge Agreement.

                 In connection with the pledge of the Collateral to you by the Pledgor, the undersigned, as issuer of the Pledged Securities, hereby agrees with you as follows:

                          (i) To deliver directly to you at your address set forth in the Pledge Agreement, any and all instruments and/or share certificates evidencing any right, option or warrant, and all new, additional or substituted securities issued to, or to be received by, the Pledgor by virtue of its ownership of those Pledged Securities issued by the undersigned or upon exercise by the Pledgor of any option, warrant or right attached to such Pledged Securities;

                          (ii) Except for distributions permitted pursuant to Section 7.6 of the Credit Agreement, to pay directly to you any and all cash dividends which might be declared and payable (including any unpaid dividend accrued prior to the date hereof) on any of such Pledged Securities; and

                          (iii) At any time upon and during the continuance of an Event of Default, upon your presentation of executed instruments of transfer or assignment naming you or your nominee as transferee, together with stock certificates representing the Pledged Securities (issued by the undersigned) to be transferred, to register the transfer of such Pledged Securities to you or your nominee, as applicable, subject to the terms of Section 17 of the Pledge Agreement and to any restrictions on transfers set forth in applicable federal or state securities laws.

                 In addition, the undersigned agrees that, if at any time you shall determine to exercise your right to sell all or any of the Collateral, the undersigned will, upon your request and at the undersigned's expense:

                          (a) provide you with such other information and projections in respect of the undersigned as may be necessary or, in your opinion, advisable to enable you to effect the sale of the Collateral; and

                          (b) do or cause to be done all such other acts and things consistent with the terms of the Pledge Agreement as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

                 You are hereby authorized, in connection with any sale of the Collateral, to deliver or otherwise disclose to any prospective purchaser of the Collateral (i) any information provided to you pursuant to subsection (a) above and (ii) any other information in your possession relating to the undersigned or the Collateral.

                                        Very truly yours,

                                        STC BROADCASTING OF VERMONT SUBSIDIARY,
                                          INC.


                                        By: _______________________________
                                            Name:
                                            Title:


ACKNOWLEDGED, CONSENTED AND AGREED TO:

STC BROADCASTING OF VERMONT, INC.


By: _______________________________
    Name:
    Title:

                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT


                                    GUARANTY


                 GUARANTY (the "Guaranty") made as of ______________, 1998 by STC BROADCASTING OF VERMONT, INC., a Delaware corporation (the "Guarantor"), in favor of HEARST-ARGYLE STATIONS, INC. (the "Lender").

                              W I T N E S S E T H:

                 WHEREAS, STC BROADCASTING OF VERMONT SUBSIDIARY, INC., a Delaware corporation (the "Borrower") has entered into a Credit Agreement dated as of the date hereof (as amended, modified and supplemented from time to time, the "Credit Agreement") with the Lender pursuant to which the Lender has agreed to make Loans to the Borrower;

                 WHEREAS, the Guarantor is the sole shareholder of the Borrower;

                 WHEREAS, the Lender has required the Guarantor to guarantee the Obligations of the Borrower under the Credit Agreement;

                 WHEREAS, the Guarantor is willing to guarantee the Obligations of the Borrower under the Credit Agreement and the Related Documents to which the Borrower is a party on the terms set forth herein;

                 WHEREAS, the Guarantor acknowledges it is receiving direct benefits from the consummation of the Credit Agreement; and

                 WHEREAS, to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement and the Note and its obligations under this Guaranty and the Pledge Agreement, the Guarantor has executed and delivered to the Lender a Pledge Agreement (as amended, modified and supplemented from time to time, the "Pledge Agreement") dated as of the date hereof pursuant to which the Guarantor has granted to the Lender a security interest in and lien upon all of the issued and outstanding shares of capital stock of the Borrower.

                 NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

                 SECTION 1.       DEFINITIONS

                 1.1 Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings provided to such terms in the Credit Agreement.

                 SECTION 2.       GUARANTY

                 2.1 Guaranty of Obligations. The Guarantor hereby unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) to the Lender the full payment and performance by the Borrower, when due (whether at stated maturity, by acceleration or otherwise), of all the Obligations. The Guarantor hereby agrees that it will forthwith pay and perform the Obligations immediately upon demand by the Lender as such Obligations become due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of the Credit Agreement.

                 2.2 Guaranty Absolute. This Guaranty is an unconditional and absolute guaranty of payment (and not merely of collection) and shall apply to all of the Obligations without limitation as to either amount or period of time. The Obligations shall be conclusively presumed to have been created in reliance upon this Guaranty. This Guaranty shall be enforceable against the Guarantor, its successors and assigns, without the necessity of making any demand of the Borrower or taking any action or resorting to any suit or proceeding against the Borrower or any other party or exhausting any other security or collateral. The Guarantor guarantees that all the Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the Related Documents to which the Borrower is a party, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto and notwithstanding any claim, defense or right of set-off the Borrower, the Guarantor or any other Person may have against the Lender.

                 2.3 Waivers. The Guarantor waives (i) the right to have the Lender pursue any other remedy or enforce any other rights, (ii) the right to receive notice of acceptance of this Guaranty or notice of the incurrence, existence or non-payment of any of the Obligations and (iii) presentment, demand, notice of dishonor, protest or any other notice or demand to which the Guarantor might otherwise be entitled. The Guarantor shall not be exonerated or discharged from liability hereunder by any time or grace period given to the Borrower or by any other indulgence or concession granted to the Borrower, including, without limitation, any such period, indulgence or concession whatsoever affecting or preventing a recovery of the Obligations which, but for this provision, might operate to exonerate or discharge the Guarantor from its obligations hereunder.

                 2.4 Guaranty Not Affected by Changes. This Guaranty shall be a continuing guaranty, and the obligations and liability of the Guarantor hereunder shall in no way be affected, impaired, released, reduced or discharged by reason of the occurrence of any of the following, all without further notice to or consent of the Guarantor:

                 (a) the amendment, modification or supplement (whether material or otherwise) of any of the Obligations, the Credit Agreement or any of the Related Documents;

                 (b) the assertion of any of the rights or remedies of the Lender under the Credit Agreement or any of the Related Documents;

                 (c) the failure, omission or delay on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred on or available to the Lender under the Credit Agreement or any of the Related Documents;

                 (d) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting the Borrower;

                 (e) any lack of validity or enforceability of any of the Obligations, the Credit Agreement, any of the Related Documents or any other agreement or instrument relating thereto;

                 (f) any release or amendment or waiver of or consent to or departure from any other guaranty or security for all or any of the Obligations; or

                 (g) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower or the Guarantor (other than a defense of payment or performance).

                 This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time, any payment of any amounts payable by the Borrower is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. If an event permitting the acceleration of any of the Obligations of the Borrower shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrower of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations of the Borrower shall be deemed to have been accelerated and the Guarantor shall forthwith pay such Obligations, and the other obligations hereunder, without any further notice or demand (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on the Obligations).

                 2.5 Payments. Each payment to be made by the Guarantor under this Guaranty or in connection herewith to any Person shall be made without set-off or deduction of any kind whatsoever and also shall be made free and clear of, and without deduction or withholding for or on account of, any tax, reserve, levy or duty of, or imposed by, any governmental or taxing authority in any jurisdiction unless the Guarantor is required to make such a payment subject to the deduction or withholding of such tax, in which case the amount payable by the Guarantor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, such other Person receives and retains (free from any liability in respect of any such deduction or withholding) a net amount equal to the amount which it would have received and so retained had no such deduction or withholding been made or required to be made. The provisions of this subsection 2.5 shall survive the payment in full of the Obligations.

                 2.6 Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, until the Obligations are paid and performed in full, the Guarantor expressly waives any and all rights of subrogation, reimbursement, contribution, exoneration and indemnity (contractual, statutory or otherwise) arising from the existence or performance of this Guaranty and the Guarantor irrevocably waives any right to enforce any remedy which the Lender now has or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Lender.

                 SECTION 3.       REPRESENTATIONS AND WARRANTIES

                 The Guarantor represents and warrants to the Lender that:

                 3.1 Status. The Guarantor (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power, authority and legal right to own or operate its properties or to lease the properties it operates, to conduct the business in which it is currently engaged and to execute, deliver and perform its obligations under the Related Documents to which it is a party, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (iv) directly owns all of the issued and outstanding capital stock of the Borrower and (v) does not have any Subsidiaries other than the Borrower.

                 3.2 Corporate Power; Authorization; Consent. The Guarantor has the corporate power, authority and legal right to make, deliver and perform this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty and the other Related Documents to which it is a party. No consent of any other Person (including, without limitation, stockholders and creditors of the Guarantor), and no authorization of, notice to, or other act by or in respect of the Guarantor by or with any Governmental Authority, foreign or domestic, is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty or any other Related Documents to which it is a party.

                 3.3 Binding Effect. This Guaranty and each of the other Related Documents to which the Guarantor is a party has been duly executed and delivered by the Guarantor and constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors, rights generally and general principles of equity.

                 3.4 Non-contravention. The execution, delivery and performance of this Guaranty and each of the other Related Documents to which it is a party will not violate or contravene any provision of the Guarantor's organizational documents or by-laws, any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or which is binding upon it or upon any of its assets, and will not result in the creation or imposition of any Lien on any of its assets. The execution, delivery or performance of this Guaranty and the other Related Documents to which it is a party will not violate or contravene any provision of any applicable law or regulation, or of any order, judgment, writ, award or decree of any court, arbitrator or Governmental Authority, domestic or foreign.

                 3.5 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending, or to the best of Guarantor's knowledge, threatened by or against it or any of its properties or revenues or which questions the validity or enforceability of this Guaranty or any of the other Related Documents to which it is a party.

                 3.6 Financial Condition. Except in connection with the organization and incorporation of the Guarantor and the transactions contemplated by the Purchase Agreements, the Guarantor has not incurred, created or assumed, directly or indirectly, any Indebtedness or engaged in any business activities of any type whatsoever or entered into any agreements or arrangements with any Person.

                 3.7 Taxes. All tax returns required to be filed by the Guarantor in any jurisdiction have been filed or extensions obtained and all taxes, as reflected in such returns, assessments, fees and other governmental charges upon the Guarantor or upon any of their respective properties, income or franchises have been paid prior to the time that such taxes would give rise to a Lien thereon, other than a Permitted Lien under subsection 4.1 hereof. There is no proposed special tax assessment against the Guarantor and, to the knowledge of the Borrower, there is no basis for any such assessment.

                 3.8 ERISA. The Guarantor has not established and does not maintain or contribute to any Plan that is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

                 SECTION 4.       COVENANTS

                 For so long as this Guaranty shall remain in effect or the Guarantor shall have any obligation hereunder or under any other Related Documents to which it is a party:

                 4.1 Payment of Taxes and Other Indebtedness. The Guarantor shall pay and discharge: (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its properties, and (iii) all of its other Indebtedness; provided, however, that the Guarantor shall not be required to pay any such tax, assessment, charge, claim or levy, if and so long as the amount, applicability or validity thereof is at the time being contested in good faith by appropriate proceedings.

                 4.2 Preservation of Existence. The Guarantor shall preserve and maintain its existence, rights, franchises and privileges, except where the failure to do so could not reasonably be expected to have a material adverse effect on its business, operations, prospects, properties or condition (financial or otherwise) or on its ability to perform its obligations under Related Documents to which it is a party.

                 4.3 Compliance with Material Agreements. The Guarantor shall comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

                 4.4 Access; Books and Records; Information. The Guarantor shall give any representative of the Lender access during all business hours and upon reasonable prior notice to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Guarantor relating to the Guarantor's affairs, as the case may be, and to inspect any of the properties of the Guarantor. The Guarantor shall maintain complete and accurate books and records of its transactions in accordance with good accounting practices. The Guarantor shall provide to Lender such information concerning the business, properties or financial condition of the Guarantor as the Lender shall reasonably request, provided that Guarantor shall not be required to provided audited financial statements if at the time of any such request therefor, it does not otherwise have its financial statements audited.

                 4.5 Compliance with Law. The Guarantor shall comply with all applicable constitutions, laws, rules, regulations, judgments, orders, decisions, rulings and decrees of any Governmental Authority applicable to it or to any of its respective properties, business operations or transactions.

                 4.6 Authorizations and Approvals. The Guarantor shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required by applicable law.

                 4.7 Notice of Adverse Change. The Guarantor shall promptly, and in any event within three (3) Business Days after obtaining knowledge thereof, notify the Lender, at the address set forth in the Credit Agreement, of any event which could reasonably be expected to have a material adverse effect on the business, operations, prospects, properties or condition (financial or otherwise) of the Guarantor or on its ability to perform its obligations hereunder or under any of the other Related Documents to which it is a party.

                 4.8 Negative Pledge. The Guarantor shall not create, incur, or permit or suffer to exist any Lien upon any of its properties or assets, now owned or hereafter acquired except for the Lien created pursuant to the Pledge Agreement.

                 4.9 Nature of Business. The Guarantor shall not (a) engage in any business other than the business of owning the Borrower, (b) enter into any material agreement except for the STC Purchase Agreement, this Guaranty and the Pledge Agreement, (c) establish or acquire any Subsidiary other than the Borrower, (d) create, incur, assume, have outstanding or otherwise be or become, directly or indirectly liable in respect of any Indebtedness, except with respect to this Guaranty or (e) amend or modify its organizational documents or by-laws.

                 SECTION 5.       MISCELLANEOUS

                 5.1 Parties. This Guaranty shall be binding upon the Guarantor and its successors and assigns and inure to the benefit of the Lender and its successors and assigns. The Guarantor may not assign any of its rights or obligations hereunder without the written consent of the Lender.

                 5.2 Remedies Cumulative. All of the rights and remedies of the Lender under this Guaranty, the Credit Agreement and the other Related Documents are intended to be distinct, separate and cumulative and no such right or remedy is intended to be an exclusion of or a waiver of any of the others. All rights and remedies may be enforced concurrently, separately, in any order and in any combination. This Guaranty is a Related Document to which reference is made in, and which is executed pursuant to, the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and interpreted in accordance with the terms and provisions thereof.

                 5.3 Survival. All representations, warranties and agreements made herein and in statements or certificates delivered pursuant hereto shall continue in full force and effect until all of the obligations of the Guarantor under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of all of the Obligations of the Borrower under the Credit Agreement and the Related Documents to which it is a party in accordance with the terms and provisions of such agreements.

                 5.4 Severability; Amendments, Headings. If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby. Any term of this Guaranty may be amended, waived, discharged or terminated only by an instrument in writing signed by the Lender. The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

                 5.5 Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

                 (a) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE GUARANTOR AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION IN CONNECTION WITH THIS GUARANTY.

                 (b) The Guarantor hereby consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York with respect to any suit, claim, action or proceeding arising out of or related to this Guaranty or the transactions contemplated hereby and hereby waives any objection which it may have now or hereafter to the venue of any suit, claim, action or proceeding arising out of or related to this Guaranty or the transactions contemplated hereby and brought in the courts specified above and also hereby waives any claim that any such suit, claim, action or proceeding has been brought in an inconvenient forum. The Guarantor agrees that service of process or other legal summons for purposes of any action or proceeding under this Guaranty or the other Related Documents may be served on Guarantor by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address set forth below its signature hereto, such service to become effective 10 days after such mailing and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.


                                        STC BROADCASTING OF VERMONT, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        ADDRESS:

                                        STC Broadcasting, Inc.
                                        3839 Fourth Street North
                                        Suite 420
                                        St. Petersburg, Florida  33703
                                        Attn:   David Fitz
                                        Tel.:   (813) 821-7346
                                        Fax:    (813) 821-8092

                                        with a copy to:

                                        Hogan & Hartson LLP
                                        555 Thirteenth Street, N.W.
                                        Washington, D.C.  20004
                                        Attn:   William S. Reyner, Jr.
                                        Tel.:   (202) 637-6510
                                        Fax:    (202) 637-5910

                                        Hicks, Muse, Tate & Furst Incorporated
                                        200 Crescent Court
                                        Suite 1600
                                        Dallas, TX  75201
                                        Attn:   Lawrence D. Stuart, Jr.
                                        Tel.:   (214) 740-7365
                                        Fax:    (214) 740-7355